Exhibit 10.28
SECOND AMENDMENT OF LEASE
     THIS AGREEMENT, made as of the 6th day of January, 1986, by and between 401 PARK AVENUE SOUTH ASSOCIATES, (hereinafter referred to as “Landlord”) and HEALTH MANAGEMENT SYSTEMS, INC. (hereinafter referred to as “Tenant”).
W I T N E S S E TH
      WHEREAS, Landlord and Tenant entered into an Agreement of Lease dated SEPTEMBER 24, 1981, as amended and modified by an Amendment of Lease dated September 24th 1982, (the “Lease”), covering certain premises known as a portion of the 4th floor in the building known as 401 PARK AVENUE SOUTH in the City, County and State of New York; and
     WHEREAS, the parties hereto desire to amend the Lease as follows:
1.	The date of the expiration of the term of the Lease is changed from November 30, 1992 to November 30, 1991.

2.	The words “...within five (5) days...” contained in Article 48 of the Lease are changed to “...within three (3) days...”.

3.	Except as heretofore and hereby amended, all of the terms, conditions and covenants in the Lease, including, without limitation, the provisions of the Lease relating to additional rent shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

401 PARK AVENUE SOUTH ASSOCIATES
BY:	/s/ Stephen J. Meringoff

HEALTH MANAGEMENT SYSTEMS, INC.
BY:	/s/ Illegible